Nordson Corporation Reports First Quarter Fiscal 2023 Results and Updates Annual Guidance

First Quarter:
•Sales were $610 million, a 1% organic increase over the prior year
•Operating profit was $144 million
•Adjusted operating profit was $155 million, 25% of sales
•Earnings per share were $1.81
•Adjusted earnings per share were $1.95 compared to $2.07 in the prior year

Guidance:
•Updating previously issued full-year fiscal 2023 guidance: revenue growth of 0% to 3% over record fiscal 2022 and adjusted earnings per diluted share in the range of $8.75 to $9.50 per share
WESTLAKE, Ohio--(BUSINESS WIRE)--February 20, 2023--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal first quarter ended January 31, 2023. Sales were $610 million, comparable to the prior year’s first quarter sales of $609 million. The increase in first quarter 2023 sales includes an organic increase of 1% and a favorable acquisition impact of 3%, offset by unfavorable currency translation of 4%. The organic sales increase was driven by strong 9% combined growth in Europe and the Americas, partially offset by weakness in Asia Pacific, predominantly China.
Operating profit in the first quarter was $144 million. Adjusted operating profit, excluding transaction fees, severance and non-cash inventory charges associated with the CyberOptics acquisition, totaled $155 million, or 25% of sales, compared to prior year adjusted operating profit of $157 million. The operating profit, similar to sales, was comparable to the prior year as favorable organic and acquisitive growth was offset by an unfavorable 6% headwind from currency translation. EBITDA for the first quarter of 2023 totaled $181 million, or 30% of sales.
Net income was $104 million, or $1.81 earnings per diluted share. Adjusted net income was $112 million, a $9 million decrease from the prior year earnings of $122 million. The decrease was driven by increased interest expense and foreign currency losses. First quarter 2023 adjusted earnings per diluted share were $1.95, a 6% decrease over the prior year adjusted earnings per diluted share of $2.07.
“First quarter results were in line with our expectations. Our team delivered sales growth comparable to a record fiscal first quarter 2022 despite unfavorable currency headwinds, the timing of the Chinese New Year, and the unexpected negative impact from the spread of COVID-19 in China. Growth was driven by the benefits of our CyberOptics acquisition, as well as solid demand in industrial and medical interventional solutions product lines. The diversity of our geographies and product lines in Europe and Americas, as well as our steadfast dedication to advancing the NBS Next growth framework and responding to the needs of our customers, continues to deliver high quality business performance in dynamic market conditions,” said Sundaram Nagarajan, president and chief executive officer.
First Quarter Segment Results
Industrial Precision Solutions sales of $312 million represents a constant currency growth of 1% over the prior year, offset by unfavorable currency translation impacts. The organic growth of 1% was driven primarily by steady demand across most product lines and regions, offset by softness in the Asia Pacific region due to labor shortages from the spread of COVID-19, as well as the timing of Chinese New Year. Operating profit in the quarter was $102 million, or 33% of sales, comparable to the prior year first quarter.
Medical and Fluid Solutions sales of $154 million decreased 3% compared to the prior year first quarter. Organic sales decreased 1% and currency had an unfavorable impact of 2%. The organic sales decrease was driven by significant softness in the medical fluid components product lines and fluid solutions product lines in China, offset by strong demand for medical interventional solutions product lines. Operating profit totaled $39 million, or 26% of sales, a decrease of 20% compared to the prior year first quarter operating profit. The decreased segment profitability resulted from meaningful sales mix changes within medical product lines and related individual factory inefficiencies due to reduced volumes.
Advanced Technology Solutions sales of $145 million increased 14% compared to the prior year first quarter. Sales benefited from the acquisition impact of 14% and an increase in organic sales of 5%, partially offset by an unfavorable currency impact of 4%. The organic sales increase was driven by test and inspection product lines. Operating profit totaled $17 million. Adjusted operating profit, excluding non-cash inventory and other acquisition-related charges, totaled $27 million, or 19% of sales, which was comparable to the prior year first quarter operating profit. Improvements in profit from the acquisition were offset by unfavorable changes in sales mix and a 5% currency translation headwind.

Outlook
While the backlog remains robust at approximately $1 billion, the backlog is not consistent across the different businesses and is heavily weighted toward systems and medical interventional solutions. Order entry in recent weeks has decreased from the previous run rate and several customers have been pushing delivery dates out into the second half of fiscal 2023. Based on our current visibility, the Company is updating its previously issued full-year revenue growth guidance to 0% to 3% over record fiscal 2022 and narrowing its adjusted earnings guidance to the range of $8.75 to $9.50.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, February 21, 2023, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended
	January 31, 2023	January 31, 2022
Sales	$610,477	$609,166
Cost of sales	281,610	269,032
Gross profit	328,867	340,134
Gross margin %	53.9%	55.8%

Selling & administrative expenses	184,648	184,274
Operating profit	144,219	155,860

Interest expense - net	(9,943)	(5,185)
Other income (expense) - net	(3,196)	1,292
Income before income taxes	131,080	151,967

Income taxes	26,819	31,558

Net income	$104,261	$120,409

Weighted-average common shares outstanding:
Basic	57,170	58,152
Diluted	57,762	58,819

Earnings per share:
Basic earnings	$1.82	$2.07
Diluted earnings	$1.81	$2.05

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	January 31, 2023	October 31, 2022
Cash and cash equivalents	$121,994	$163,457
Receivables - net	546,649	537,313
Inventories - net	447,727	383,398
Other current assets	62,046	48,803
Total current assets	1,178,416	1,132,971

Property, plant & equipment - net	361,447	353,442
Goodwill	2,107,113	1,804,693
Other assets	590,447	529,269
	$4,237,423	$3,820,375

Current maturities of long-term debt and notes payable	$420,947	$392,537
Accounts payable and accrued liabilities	404,514	441,666
Total current liabilities	825,461	834,203

Long-term debt	595,166	345,320
Other liabilities	370,111	346,477
Total shareholders' equity	2,446,685	2,294,375
	$4,237,423	$3,820,375

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2023	January 31, 2022
Cash flows from operating activities:
Net income	$104,261	$120,409
Depreciation and amortization	26,434	25,390
Other non-cash items	6,224	11,023
Changes in working capital	(58,371)	(29,217)
Other	44,789	(9,518)
Net cash provided by operating activities	123,337	118,087

Cash flows from investing activities:
Additions to property, plant and equipment	(9,302)	(12,491)
Acquisition of businesses, net of cash acquired	(377,843)	(171,613)
Other - net	9	7
Net cash used in investing activities	(387,136)	(184,097)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	252,278	(1,257)
Repayment of finance lease obligations	(1,318)	(1,640)
Dividends paid	(37,199)	(29,724)
Issuance of common shares	8,807	5,721
Purchase of treasury shares	(6,875)	(35,002)
Net cash provided (used) in financing activities	215,693	(61,902)

Effect of exchange rate change on cash:	6,643	(1,521)
Net change in cash and cash equivalents	(41,463)	(129,433)

Cash and cash equivalents:
Beginning of period	163,457	299,972
End of period	$121,994	$170,539

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	January 31, 2023	January 31, 2022	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$311,546	$323,933	1.2%	—%	(5.0)%	(3.8)%
Medical and fluid solutions	154,287	158,784	(0.8)%	—%	(2.0)%	(2.8)%
Advanced technology solutions	144,644	126,449	4.6%	13.5%	(3.7)%	14.4%
Total sales	$610,477	$609,166	1.4%	2.8%	(4.0)%	0.2%

SALES BY GEOGRAPHIC REGION
Americas	$264,878	$239,901	8.6%	2.1%	(0.3)%	10.4%
Europe	162,939	155,985	10.7%	1.3%	(7.5)%	4.5%
Asia Pacific	182,660	213,280	(13.3)%	4.7%	(5.8)%	(14.4)%
Total sales	$610,477	$609,166	1.4%	2.8%	(4.0)%	0.2%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2023		January 31, 2022
SALES BY SEGMENT
Industrial precision solutions	$311,546		$323,933
Medical and fluid solutions	154,287		158,784
Advanced technology solutions	144,644		126,449
Total sales	$610,477		$609,166

OPERATING PROFIT
Industrial precision solutions	$102,319		$102,187
Medical and fluid solutions	39,384		49,093
Advanced technology solutions	16,963		27,234
Corporate	(14,447)		(22,654)
Total operating profit	$144,219		$155,860

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$1,563
Advanced technology solutions	10,295		—
Total adjustments	$10,295		$1,563

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales
Industrial precision solutions	$102,319	33%	$103,750	32%
Medical and fluid solutions	39,384	26%	49,093	31%
Advanced technology solutions	27,258	19%	27,234	22%
Corporate	(14,447)		(22,654)
Total operating profit - adjusted	$154,514	25%	$157,423	26%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,845		$7,442
Medical and fluid solutions	13,625		13,547
Advanced technology solutions	3,812		2,263
Corporate	2,152		2,138
Total depreciation & amortization	$26,434		$25,390

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$109,164	35%	$111,192	34%
Medical and fluid solutions	53,009	34%	62,640	39%
Advanced technology solutions	31,070	21%	29,497	23%
Corporate	(12,295)		(20,516)
Total EBITDA	$180,948	30%	$182,813	30%

(1) Represents fees, severance and non-cash inventory charges associated with acquisitions.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as fees, severance and non-cash inventory charges associated with acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 31, 2023	January 31, 2022
GAAP AS REPORTED
Operating profit	$144,219	$155,860
Other / interest expense - net	(13,139)	(3,893)
Net income	104,261	120,409
Diluted earnings per share	$1.81	$2.05

Shares outstanding - diluted	57,762	58,819

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$4,306	$1,563
Severance and other	5,989	—

Total adjustments	$10,295	$1,563

Adjustments net of tax	$8,189	$1,238
EPS effect of adjustments and other discrete tax items	$0.14	$0.02

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$154,514	$157,423
Operating profit % of sales	25.3%	25.8%
Net income (2)	$112,450	$121,647
Diluted earnings per share (3)	$1.95	$2.07
(1) Adjusted operating profit is defined as operating profit plus certain adjustments, such as fees, severance, and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

The Company also uses the non-GAAP financial measure “constant currency” sales or sales “on a constant currency basis” to show changes in our revenue without giving effect to period-to-period currency fluctuations. Constant currency is defined as sales growth excluding the impacts of changes in foreign currencies. We express period over period revenue variances that are calculated in constant currency as a percentage. Because the reconciliation is inherent in the disclosure, we believe that a separate reconciliation would not provide any benefit.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com